SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Seaside Second Tranche

On December 13, 2013, CodeSmart Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K to report that on December 9, 2013 it entered into  a Securities Purchase Agreement (the “Seaside SPA”) with Seaside 88, LP (“Seaside”) and consummated an initial closing of a private placement of its common stock, par value $.0001 (“Common Stock”).

Pursuant to the Seaside SPA, on January 9, 2014, the Company consummated a second closing of its Common Stock, selling an aggregate of 129,630 shares at the purchase price of $0.4825 per share. The per share purchase price for the Common Stock is an amount equal to the average of the high and low trading prices (measured in hundredths of cents) of the Common Stock on OTCQB during normal trading hours for the five consecutive business days immediately prior to a closing date, multiplied by 0.50.  The per share purchase price is subject to a floor of $0.40 and if such floor is not met with respect to any particular closing, such closing will not occur.  The failure to hold a closing as a result of not meeting the floor will not impact any subsequent closing.

For each closing, the number of shares of Common Stock to be purchased by Seaside is equal to 10% of the total number of shares of Common Stock traded during normal trading hours during the 20 business days immediately preceding such closing but in no event will exceed a total of 3,000,000 shares.

The Company may terminate the Agreement upon prior written notice to Seaside at any time.

The foregoing description of the terms of the Seaside SPA is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, dated December 9, 2013, which was included as Exhibit 10.1 of the Company’s Current Report filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2013 and is incorporated by reference herein.

Iconic Private Placement

On January 10, 2013, the Company consummated the sale of its 10% Convertible Promissory Note to Iconic Holdings, LLC (“Iconic”) for gross proceeds of $100,000 (the “Iconic Note”) pursuant to a Note Purchase Agreement between the Company and Iconic (the “Iconic Purchase Agreement”). The Iconic Note has 10% original issue discount, accrues interest at the annual rate of 10% and will be due on the one year anniversary (“Maturity Date”). The Iconic Note is convertible at 65% of the lowest VWAP of the Company’s Common Stock during the 20 trading days prior to conversion.

The Iconic Purchase Agreement contemplates potentially two additional closings for aggregate proceeds of $200,000 within 30 days and 60 days from January 10, 2013.

The foregoing description of the terms of the Iconic Purchase Agreement and the Iconic Note is qualified in its entirety by reference to the provisions of the Note Purchase Agreement, dated January 10, 2014 and the 10% Convertible Promissory Note, which are included as Exhibit 10.1 and Exhibit 4.1 of the Company’s Current Report filed with the SEC on January 15, 2014 and is incorporated by reference herein.

Redwood Second Tranche

On December 13, 2013, CodeSmart Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K to report that on December 13, 2013 it entered into  a Securities Purchase Agreement with Redwood  Fund III LTD (“Redwood III”) and consummated an initial closing of a private placement of its 10% Senior Secured Convertible Debenture (the “Debenture”).

In connection with the Securities Purchase Agreement with Redwood III, on December 10, 2013, the Company entered into another Securities Purchase Agreement (the “Redwood SPA”) with Redwood Fund II LLC (“Redwood II”) for the offering of a Debenture for gross proceeds of $175,000 (the “Purchase Price”). $100,000 of the Purchase Price was funded on December 13, 2013 and Redwood II covenants to fund the remaining balance of the Purchase Price by January 17, 2014.

The foregoing description of the terms of the Redwood SPA and the Debenture is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, dated January 10, 2014 which is included as Exhibit 10.2 of the Company’s Current Report filed with the SEC on January 15, 2014 and the Senior Secured Convertible Debenture, which was included as Exhibit 4.1 of the Company’s Current Report filed with the SEC on December 13, 2013 and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The above referenced issuances of the Company’s securities in the Seaside transaction, the Iconic transaction and the Redwood transaction were not registered under the Securities Act of 1933, as amended (the “1933 Act”), and we relied on exemption from registration provided by Rule 506(c) of Regulation D promulgated under the 1933 Act for such issuances.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of 10% Convertible Promissory Note.

10.1	Note Purchase Agreement, dated January 10, 2014, by and between the Company and Iconic.

10.2	Securities Purchase Agreement, dated January 10, 2014, by and between the Company and Redwood II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: January 15, 2014	By:	/s/ Diego E. Roca
Name: Diego E. Roca
Title: Chief Financial Officer